                                                                Exhibit 99(b)(2)


                    =======================================


                               U.S. $400,000,000


                                CREDIT AGREEMENT


                         dated as of February 21, 1997

                                     among


                         MARRIOTT INTERNATIONAL, INC.
                                 as Borrower,


                            THE BANKS NAMED HEREIN
                                   as Banks


                                      and


                                CITIBANK, N.A.
                            as Administrative Agent


                    =======================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01. Certain Defined Terms............................................   1
     1.02. Computation of Time Periods......................................  26
     1.03. Accounting Terms.................................................  26

                                   ARTICLE II
                         AMOUNTS AND TERMS OF THE LOANS


     2.01. The Revolving Loans..............................................  26
     2.02. The Competitive Bid Loans........................................  27
     2.03. Fees.............................................................  28
     2.04. Reductions of the Commitments....................................  29
     2.05. Repayment........................................................  29
     2.06. Interest.........................................................  30
     2.07. Interest Rate Determinations.....................................  30
     2.08. Prepayments......................................................  31
     2.09. Payments and Computations........................................  32
     2.10. Taxes............................................................  33
     2.11. Sharing of Payments, Etc.........................................  37
     2.12. Conversion of Revolving Loans....................................  37
     2.13. Pre-Funding Arrangements.........................................  38

                                  ARTICLE III
                                MAKING THE LOANS

     3.01. Making the Revolving Loans.......................................  41
     3.02. Making the Competitive Bid Loans.................................  43
     3.03. Increased Costs..................................................  46
     3.04. Illegality.......................................................  47
     3.05. Reasonable Efforts to Mitigate...................................  48
     3.06. Right of the Borrower to Replace Affected Person
               or Lender....................................................  48
     3.07. Use of Proceeds..................................................  49

                                   ARTICLE IV
                             CONDITIONS OF LENDING

     4.01. Conditions Precedent to Initial Borrowing........................  49
     4.02. Conditions Precedent to Each Revolving Loan
               Borrowing....................................................  51
     4.03. Conditions Precedent to Each Competitive Bid Loan
               Borrowing....................................................  51

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.01. Representations and Warranties of the Borrower...................  53

                                                                            Page
                                                                            ----

                                  ARTICLE VI
                           COVENANTS OF THE BORROWER

     6.01  Affirmative Covenants............................................  56
     6.02  Negative Covenants...............................................  60

                                  ARTICLE VII
                               EVENTS OF DEFAULT

     7.01. Events of Default................................................  63

                                  ARTICLE VIII
                         THE ADMINISTRATIVE AGENT, ETC.

     8.01. Authorization and Action.........................................  67
     8.02. Reliance, Etc....................................................  67
     8.03. Citibank and Affiliates..........................................  68
     8.04. Lender Credit Decision...........................................  68
     8.05. Indemnification..................................................  68
     8.06. Successor Administrative Agent...................................  69

                                   ARTICLE IX
                                 MISCELLANEOUS

     9.01. Amendments, Etc..................................................  70
     9.02. Notices, Etc.....................................................  71
     9.03. No Waiver; Remedies..............................................  71
     9.04. Costs and Expenses...............................................  71
     9.05. Right of Set-off.................................................  73
     9.06. Binding Effect...................................................  73
     9.07. Assignments and Participations...................................  74
     9.08. Governing Law....................................................  78
     9.09. Execution in Counterparts........................................  78
     9.10. Confidentiality..................................................  78
     9.11. Jurisdiction, Etc................................................  79
     9.12. WAIVER OF JURY TRIAL.............................................  79

                                   SCHEDULES
                                   ---------

Schedule I          -    List of Applicable Lending Offices
Schedule II         -    Existing Liens

                                   EXHIBITS
                                   --------


Exhibit A-1         -    Form of Revolving Loan Note
Exhibit A-2         -    Form of Competitive Bid Loan Note
Exhibit B-1         -    Notice of Revolving Loan Borrowing
Exhibit B-2         -    Notice of Competitive Bid Loan
                           Borrowing
Exhibit B-3         -    Notice of Election of Term Option
Exhibit C-1         -    Form of Assignment and Acceptance
Exhibit C-2         -    Form of Participation Agreement
Exhibit D-1         -    Form of Opinion of the Borrower's
                           Law Department (Closing Date)
Exhibit D-1         -    Form of Opinion of the Borrower's
                           Law Department (Initial Borrowing)
Exhibit E           -    Form of Opinion of Special New York
                           Counsel to the Administrative Agent

                                CREDIT AGREEMENT
                         Dated as of February 21, 1997

          MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the "Borrower"),
                                                                     --------
the banks listed on the signature pages hereof under the heading "Banks" (the "Banks") and CITIBANK, N.A., as administrative agent (in such capacity, the
 -----
"Administrative Agent") for the Lenders hereunder, agree as follows:
 --------------------


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition" shall mean (a) the purchase by the Borrower (either
           -----------
directly or indirectly) of more than 50% of the Target Shares for cash pursuant to the Tender Offer Materials and (b) the payment for vested options in respect of Target Shares as contemplated by the Acquisition Agreement.

          "Acquisition Agreement" means the Acquisition Agreement dated as of
           ---------------------
February 17, 1997 by and between the Borrower and the Target providing for the acquisition of the Target by the Borrower or a wholly owned Subsidiary of the Borrower, as from time to time amended (without prejudice, however, to Section 6.02(h)).

          "Acquisition Documents" means the Acquisition Agreement, the
           ---------------------
Shareholder Agreement and the Tender Offer Materials.

          "Adjusted Total Debt" means, as at any date, the sum for the Borrower
           -------------------
and its Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP) of:

          (a) the aggregate principal amount of Debt for Borrowed Money of the Borrower and its Subsidiaries (other than any such Debt for Borrowed Money constituting Non-Recourse Indebtedness) outstanding on such date plus
                                                                      ----

          (b) the excess, if any, of (i) the aggregate of all Guarantees by the Borrower and its Subsidiaries of Debt for Borrowed Money of others as of such date over (ii) $400,000,000.
               ----

                               Credit Agreement
                               ----------------

          "Administrative Agent" has the meaning specified in the recital of
           --------------------
parties to this Agreement.

          "Affected Person" has the meaning specified in Sections 2.10(j),
           ---------------
3.03(d) and 3.04.

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, controls, is controlled by or is under common control with such Person or, unless the reference is to an Affiliate of a Lender, is a Marriott Family Member or is a partner, member, director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan and, in the case of a Competitive Bid Loan, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Loan.

          "Applicable Margin" means, as of any date, the applicable margin set
           -----------------
forth below under the Base Rate column or the Eurodollar Rate column, as applicable, based upon the Public Debt Rating in effect on such date:

        ===============================================================
             Public Debt
               Rating                                 Eurodollar
             S&P/Moody's              Base Rate          Rate
        ===============================================================
               Level 1
               -------                  0.000%           0.165%
            A/A2 or higher
        ---------------------------------------------------------------
               Level 2
               -------                  0.000%           0.180%
                A-/A3
        ---------------------------------------------------------------
               Level 3
               -------                  0.000%           0.245%
              BBB+/Baa1
        ---------------------------------------------------------------
               Level 4
               -------                  0.000%           0.285%
               BBB/Baa2
        ---------------------------------------------------------------

                               Credit Agreement
                               ----------------


        ===============================================================
             Public Debt
               Rating                                 Eurodollar
             S&P/Moody's              Base Rate          Rate
        ===============================================================
               Level 5
               -------                   0.000%          0.325%
              BBB-/Baa3
        ---------------------------------------------------------------
               Level 6
               -------                   0.125%          0.475%
           Less than Level 5
        ===============================================================

          "Applicable Percentage" means, as of any date, the applicable
           ---------------------
percentage set forth below under the Facility Fee column based upon the Public Debt Rating in effect on such date:


                     ==================================
                          Public Debt
                            Rating         Facility
                          S&P/Moody's         Fee
                     ==================================
                            Level 1
                            -------          0.060%
                         A/A2 or higher
                     ----------------------------------
                            Level 2
                            -------          0.070%
                             A-/A3
                     ----------------------------------
                            Level 3
                            -------          0.080%
                           BBB+/Baa1
                     ----------------------------------
                            Level 4
                            -------          0.090%
                            BBB/Baa2
                     ----------------------------------
                            Level 5
                            -------          0.125%
                           BBB-/Baa3
                     ----------------------------------
                            Level 6
                            -------          0.225%
                         Less than Level 5
                     ==================================

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-1 hereto.

          "Banks" has the meaning specified in the recital of parties to this
           -----
Agreement.

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:


                               Credit Agreement
                               ----------------

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as its "base rate";

          (b) the sum (adjusted to the nearest 1/4 of one percent, or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of
     (i) 1/2 of one percent per annum, plus (ii) the rate obtained by dividing
                                       ----
     (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 365/366 days) being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the
                    ----
     annual assessment rates for determining the then current annual assessment payable by Citibank to the FDIC for insuring U.S. dollar deposits in the United States; and

          (c)  1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Loan" means a Loan which bears interest at rates based upon
           --------------
the Base Rate.

          "Basic Documents" means the Loan Documents and the Acquisition
           ---------------
Documents.

          "Bondable Lease Obligation" of any Person means the obligation of such
           -------------------------
Person as tenant under an operating lease, upon the occurrence of a significant underinsured casualty, an


                               Credit Agreement
                               ----------------
under-compensated governmental taking or the practical inability to operate the premises for an extended period of time due to force majeure or loss of a
                                               ----- -------
material permit, to make a payment to the landlord (or to make an irrevocable offer to purchase the landlord's fee interest to avoid termination of such lease) in an amount that is calculated with reference to the landlord's leasehold indebtedness.

          "Borrower" has the meaning specified in the recital of parties to this
           --------
Agreement.

          "Borrowing" means a Revolving Loan Borrowing or a Competitive Bid Loan
           ---------
Borrowing.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on in the London interbank market.

          "Change in Control" means:
           -----------------

          (i) any Person or two or more Persons acting in concert other than a Significant Shareholder or group of Significant Shareholders shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
     1934), directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower; or

          (ii) during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Borrower) to constitute a majority of the board of directors of the Borrower; or


                               Credit Agreement
                               ----------------

          (iii) any Person or two or more Persons acting in concert other than a Significant Shareholder or group of Significant Shareholders shall have acquired, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of the Borrower (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of the Borrower.

          "Citibank" means Citibank, N.A. and its successors.
           --------

          "Closing Date" means the date on which this Agreement shall have been
           ------------
executed and delivered by the Borrower, the Banks and the Administrative Agent.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and the regulations promulgated and rulings issued thereunder.

          "COLI Debt" means all Indebtedness of the Borrower or any of its
           ---------
Subsidiaries to the insurance company issuing the COLI Policies, if and for so long as:

          (a) the aggregate principal amount of such Indebtedness is equal to or less than the aggregate account value of all COLI Policies at the time such Indebtedness is incurred by the Borrower and such Subsidiaries and at all times thereafter; and

          (b) the documentation with respect to such Indebtedness limits the recourse of the insurance company issuing the COLI Policies, as lender, against the Borrower and such Subsidiaries for the payment of such Indebtedness directly to the ownership interest of the Borrower and its Subsidiaries in the COLI Policies.

          "COLI Policies" means all corporate-owned life insurance policies
           -------------
purchased and maintained by the Borrower or any of its Subsidiaries to insure the lives of certain employees of the Borrower and its Subsidiaries.

          "Commitment" means, as to any Lender, (i) the amount set forth
           ----------
opposite its name on the signature pages hereof or (ii) if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be reduced as provided


                               Credit Agreement
                               ----------------
herein (including, without limitation, pursuant to Sections 2.04 and 3.06).

          "Commitment Termination Date" means the date 364 days after the
           ---------------------------
Closing Date or such earlier date as the Borrower may, by not less than 10 days' notice to the Administrative Agent, specify (or, if earlier, the date of termination in whole of the Commitments pursuant to Section 2.04 or pursuant to
Section 7.01).

          "Competitive Bid Loan Borrowing" means a Borrowing from each of the
           ------------------------------
Lenders whose offer to make one or more Competitive Bid Loans as part of such borrowing has been accepted by the Borrower under the auction bidding procedure described in Section 3.02.

          "Competitive Bid Loan Note" means a promissory note of the Borrower
           -------------------------
payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Loan made by such Lender.

          "Competitive Bid Loan Reduction" has the meaning specified in Section
           ------------------------------
2.01.

          "Competitive Bid Loan" means a loan by a Lender to the Borrower as
           --------------------
part of a Competitive Bid Loan Borrowing resulting from the auction bidding procedure described in Section 3.02.

          "Confidential Information" means information that the Borrower or any
           ------------------------
of its Subsidiaries or Affiliates furnishes to the Administrative Agent, any Managing Agent or Documentation Agent or any Lender on a confidential basis by informing the recipient that such information is confidential or marking such information as such, but does not include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to such Person or Persons from a source other than the Borrower, unless such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.

          "Consolidated" refers to the consolidation of accounts of the Borrower
           ------------
and its Subsidiaries in accordance with GAAP.

          "Conversion", "Convert" and "Converted" each refer to a conversion of
           ----------    -------       ---------
Revolving Loans of one Type into Revolving Loans of the other Type pursuant to
Section 2.12.


                               Credit Agreement
                               ----------------

          "Debt for Borrowed Money" of any Person means:
           -----------------------

             (i)  all indebtedness of such Person for borrowed money;

            (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

           (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and accruals incurred in the ordinary course of such Person's business);

            (iv) all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; and

             (v) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities to the extent that such obligations support an obligation described in clauses (i) through (iv) above.

          "Default" means any Event of Default or any event that would
           -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Documentation Agent" means a Lender that has, in its individual
           -------------------
capacity, been designated as such by the Borrower with the approval of the Administrative Agent.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, for any period, net income (or net loss) plus the sum
           ------                                                  ----
of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) non-recurring non-cash charges (including the cumulative effect of accounting changes), in each case determined in accordance with GAAP for such period.

          "Eligible Assignee" means:
           -----------------

              (i)  a Lender and any Affiliate of such Lender;


                               Credit Agreement
                               ----------------

             (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

            (iii) a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;

             (iv) a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; and

              (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000.

          "Environmental Law" means any federal, state or local law, rule,
           -----------------
regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or hazardous materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person who for purposes of Title IV of
           ---------------
ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414(b) or 414(c) of the Code.

          "ERISA Event" means, with respect to any Person, (a) the occurrence of
           -----------
a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA with respect to a


                               Credit Agreement
                               ----------------
termination described in Section 4041(c)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);
(c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any of its Affiliates to make a payment to a Plan required under Section 302(f)(1)(A) and (B) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
Rate Loan comprising part of the same Revolving Loan Borrowing, an interest rate per annum equal to the arithmetic average (rounded to the nearest 1/100 of one percent) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Loan comprising part of such Revolving Loan Borrowing to be outstanding during such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Loan comprising part of the same Revolving Loan Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
                                       -------  -------
Section 2.07.

                               Credit Agreement
                               ----------------

          "Eurodollar Rate Loan" means a Loan which bears interest at rates
           --------------------
based upon the Eurodollar Rate.

          "Eurodollar Rate Reserve Percentage" of any Lender for any Interest
           ----------------------------------
Period for any Eurodollar Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 7.01.
           -----------------

          "Excluded Representations" means:
           ------------------------

          (a)  at any time, the representations and warranties set forth in
     (i) the last sentence of Section 5.01(b) (to the extent the representations and warranties set forth in such sentence relate to matters other than the Loan Documents), (ii) the last sentence of Section 5.01(e) and (iii) Sections 5.01(g)(i) and (iii), 5.01(h), 5.01(i) and 5.01(j); and

          (b) at any time after the initial Borrowing, (i) the representations and warranties set forth in Section 5.01(g)(ii) and (ii) each representation and warranty with respect to the Acquisition Documents.

          "FDIC" means the Federal Deposit Insurance Corporation or any
           ----
successor.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such

                               Credit Agreement
                               ----------------
transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Final Maturity Date" means the date that is eighteen months after the
           -------------------
Commitment Termination Date (or, if such day is not a Business Day, the immediately preceding Business Day) or, if earlier, the date of acceleration of the Loans pursuant to Section 7.01.

          "Foreclosure Guarantee" means any guarantee of secured Indebtedness
           ---------------------
the obligations under which guarantee are limited to providing that following foreclosure (or sale in lieu thereof) on all such security the guarantor will pay the holder of such Indebtedness the amount (if any) by which the aggregate proceeds received by such holder from such foreclosure or sale fall short of a specified amount, provided that such specified amount does not exceed 25% of the
                  --------
original principal amount of such secured Indebtedness.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time, except that, with respect to the determination of compliance by the Borrower with the covenants set forth in Sections 6.01(j) and (k), "GAAP" shall mean such principles in the United States
                           ----
of America as in effect as of the date of, and used in, the preparation of the audited financial statements of the Borrower referred to in Section 5.01(e).

          "Guarantee" of any Person means (a) any obligation, contingent or
           ---------
otherwise, directly or indirectly guaranteeing any Debt for Borrowed Money of any other Person and (b) any other arrangement having the economic effect of a Guarantee and the principal purpose of which is to assure a creditor against loss in respect of Debt for Borrowed Money, in each case other than (i) the endorsement for collection or deposit in the ordinary course of business,
(ii) any Foreclosure Guarantee and (iii) any Bondable Lease Obligation, and in any event not including the obligations of the Borrower under the Host Marriott Credit Agreement. The amount of any Guarantee shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made, and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                               Credit Agreement
                               ----------------

          "Host Marriott Credit Agreement" means the Line of Credit and
           ------------------------------
Guarantee Reimbursement Agreement dated as of October 8, 1993 between the Borrower, as lender, and Host Marriott Corporation and certain of its Subsidiaries, as borrowers, as from time to time amended, modified, supplemented, extended, or replaced without increase in the commitments of the Borrower and its Subsidiaries over the original $630,000,000 commitment thereunder.

          "Indebtedness" of any Person means:  (i) all Debt for Borrowed Money
           ------------
of such Person, (ii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person and (iii) all Guarantees of such Person.

          "Indemnified Party" has the meaning specified in Section 9.04(b).
           -----------------

          "Insufficiency" means, with respect to any Plan, the amount, if any,
           -------------
of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Expense" means, for any period, gross interest expense plus
           ----------------                                                ----
capitalized interest for such period, in each case determined in accordance with GAAP.

          "Interest Period" means, for each Revolving Loan comprising part of
           ---------------
the same Revolving Loan Borrowing, the period commencing on the date of such Revolving Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or, if requested by the Borrower and acceptable to each of the Lenders, nine or twelve months), in each case as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                --------  -------

          (i) the Borrower may not select any Interest Period (x) that commences before and ends after the Commitment Termination Date or (y) that ends after the Final Maturity Date;

                               Credit Agreement
                               ----------------

         (ii) Interest Periods commencing on the same date for Revolving Loans comprising part of the same Revolving Loan Borrowing shall be of the same duration; and

        (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Loan,
     --------
     that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Lenders" means the Banks and each Eligible Assignee that shall become
           -------
a party hereto pursuant to Section 9.07.

          "Leverage Ratio" means, as at the last day of any fiscal quarter of
           --------------
the Borrower ending on or after the date hereof, the ratio of:

          (a)  Adjusted Total Debt as of such day, to

          (b) Consolidated EBITDA for the period of four fiscal quarters ending on such day.

          "Lien" means any lien, security interest or other charge or
           ----
encumbrance of any kind, or any other type of preferential arrangement having the practical effect of any of the foregoing, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loans" means all Revolving Loans and all Competitive Bid Loans.
           -----

          "Loan Documents" means this Agreement and the Notes.
           --------------

          "Managing Agent" means a Lender that has, in its individual capacity,
           --------------
been designated as such by the Borrower with the approval of the Administrative Agent.

          "Margin Stock" means margin stock within the meaning of Regulation U.
           ------------

          "Marriott Family Member" means Alice Marriott, J.W. Marriott, Jr.,
           ----------------------
Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., any children or grandchildren of any of the

                               Credit Agreement
                               ----------------
foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.

          "Material Adverse Change" means any material adverse change in the
           -----------------------
business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole, provided that the consummation
                                                --------
of the Acquisition shall not, by itself, constitute a Material Adverse Change.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (c) the ability of the Borrower to perform its obligations under the Loan Documents.

          "Material Subsidiary" means, at any time, a Subsidiary of the Borrower
           -------------------
having (i) at least 10% of the total Consolidated assets of the Borrower and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Borrower) or (ii) at least 10% of the Consolidated revenues of the Borrower and its Subsidiaries for the fiscal year of the Borrower then most recently ended.

          "MICC" means Marriott International Capital Corporation, a Delaware
           ----
corporation.

          "Moody's" means Moody's Investors Service, Inc., or any successor by
           -------
merger or consolidation to its business.

          "Multiemployer Plan" of any Person means a multiemployer plan, as
           ------------------
defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" of any Person means a single employer plan,
           ----------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under
Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.

                               Credit Agreement
                               ----------------

          "MVCI" means Marriott Ownership Resorts, Inc. (d/b/a Marriott Vacation
           ----
Club International).

          "Non-Recourse Indebtedness" means any Indebtedness of the Borrower or
           -------------------------
any of its Subsidiaries if, and so long as, such Indebtedness meets the requirements of clause (i), clause (ii), clause (iii) or clause (iv) below:

          (i)  Such Indebtedness is secured solely by Purchase Money Liens and:

               (a) the instruments governing such Indebtedness limit the recourse (whether direct or indirect) of the holders thereof against the Borrower and its Subsidiaries for the payment of such Indebtedness to the property securing such Indebtedness (with customary exceptions, including, without limitation, recourse for fraud, waste, misapplication of insurance or condemnation proceeds, and environmental liabilities); provided that any partial Guarantee by, or
                                      --------
          any other limited recourse for payment of such Indebtedness against, the Borrower or its Subsidiaries which is not expressly excluded from the definition of "Guarantee" in this Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness; and

               (b) if such Indebtedness is incurred after July 12, 1996 by the Borrower or a Subsidiary of the Borrower which is organized under the laws of the United States or any of its political subdivisions, either:

                    (x) (1) the holders of such Indebtedness shall have irrevocably agreed that in the event of any bankruptcy, insolvency or other similar proceeding with respect to the obligor of such Indebtedness, such holders will elect (pursuant to Section 1111(b) of the Federal Bankruptcy Code or otherwise) to be treated as fully secured by, and as having no recourse against such obligor or any property of such obligor other than, the property securing such Indebtedness, and (2) if, notwithstanding any election pursuant to clause (1) above, such holders shall have or shall obtain

                               Credit Agreement
                               ----------------
               recourse against such obligor or any property of such obligor other than the property securing such Indebtedness, such recourse shall be subordinated to the payment in full in cash of the obligations owing to the Lenders and the Administrative Agent hereunder and under the Notes; or

                    (y) the property securing such Indebtedness is not material to the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, taken as a whole, as determined at the time such Indebtedness is incurred;

         (ii)  (a) The sole obligor of such Indebtedness (such obligor, a

     "Specified Entity") is a corporation or other entity formed solely for the
     -----------------
     purpose of owning (or owning and operating) property which is (or may be) subject to one or more Purchase Money Liens, (b) such Specified Entity owns no other material property, (c) the sole collateral security provided by the Borrower and its Subsidiaries with respect to such Indebtedness (if any) consists of property owned by such Specified Entity and/or the capital stock of (or equivalent ownership interests in) such Specified Entity (provided that any partial Guarantee by, or any other limited recourse for
     ---------
     payment of such Indebtedness against, the Borrower or its Subsidiaries which is not expressly excluded from the definition of "Guarantee" in this
     Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness), and (d) such Specified Entity conducts its business and operations separately from that of the Borrower and its other Subsidiaries;

        (iii)  Such Indebtedness is COLI Debt; or

         (iv) Such Indebtedness is non-recourse Indebtedness in an aggregate principal amount not exceeding $53,782,000 owing by Essex House Condominium Corporation (a Subsidiary of the Borrower), as Owner Participant under the Trust Indenture and Security Agreement (Delta 1993-6) dated as of June 1, 1993 with NationsBank of Georgia, N.A., as indenture trustee, which Indebtedness is secured by a Boeing 767 aircraft leased to Delta Airlines and by an assignment of such lease.

                               Credit Agreement
                               ----------------

          "Note" means a Revolving Loan Note or a Competitive Bid Loan Note.
           ----

          "Notice of Competitive Bid Loan Borrowing" has the meaning specified
           ----------------------------------------
in Section 3.02(a).

          "Notice of Election of Term Option" has the meaning specified in
           ---------------------------------
Section 2.05(a).

          "Notice of Revolving Loan Borrowing" has the meaning specified in
           ----------------------------------
Section 3.01(a).

          "OECD" means the Organization for Economic Cooperation and
           ----
Development.

          "Operating Agreement" means an agreement between the Borrower or one
           -------------------
of its Subsidiaries and the owner of a lodging or senior living facility pursuant to which the Borrower or such Subsidiary operates such lodging or senior living facility.

          "Other Taxes" has the meaning specified in Section 2.10(b).
           -----------

          "Participation Agreement" means a loan participation agreement in
           -----------------------
substantially the form of Exhibit C-2 hereto.

          "PBGC" means the Pension Benefit Guaranty Corporation or any
           ----
successor.

          "Permitted Liens" means any of the following:
           ---------------

          (a) Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings as to which adequate reserves are being maintained;

          (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested or defended in good faith by appropriate proceedings, or which are suspended or released by the filing of lien bonds, or deposits to obtain the release of such Liens;

                               Credit Agreement
                               ----------------

          (c) pledges, deposits and other Liens made in the ordinary course of business to secure obligations under worker's compensation laws, unemployment insurance, social security legislation or similar legislation or to secure public or statutory obligations;

          (d) Liens to secure the performance of bids, tenders, contracts, leases or statutory obligations, or Liens to secure obligations under the Self-Insurance Program, or to secure surety, stay or appeal or other similar types of deposits, Liens or pledges (to the extent such Liens do not secure obligations for the payment of Debt for Borrowed Money);

          (e) attachment or judgment Liens to the extent such Liens are being contested in good faith and by proper proceedings, as to which adequate reserves are being maintained (provided that any such Liens as to which
                                    --------
     enforcement has been commenced and is unstayed, by reason of pending appeal or otherwise, for a period of more than thirty consecutive days, do not, in the aggregate, secure judgments in excess of $25,000,000);

          (f) Liens on any property of any Subsidiary of the Borrower to secure Indebtedness owing by it to the Borrower or another Subsidiary of the Borrower;

          (g) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;

          (h) Liens arising in connection with operating leases incurred in the ordinary course of business of the Borrower and its Subsidiaries;

          (i) Liens created in connection with letter of credit cash collateral accounts created under the Credit Agreement dated as of July 12, 1996 among the Borrower, the "Lenders", "Managing Agents", "Documentation Agent" and "Letter of Credit Agent" referred to therein, and Citibank, as Administrative Agent, as such Credit Agreement is amended and in effect from time to time;

          (j) (i) subordination of any Operating Agreement to any ground lease and/or any mortgage debt of the owner or landlord, and (ii) any agreement by the Borrower or any of

                               Credit Agreement
                               ----------------
     its Subsidiaries as operator to attorn to the holder of such mortgage debt, the lessor under such ground lease or any successor to either; and

          (k)  additional Liens upon cash and investment securities; provided
                                                                     --------
     that (i) the only obligations secured by such Liens are obligations arising under Swap Transactions entered into with one or more counterparties who are not Affiliates of the Borrower or any of its Subsidiaries and (ii) the aggregate fair market value of cash and investment securities covered by such Liens does not at any time exceed the aggregate amount of the respective termination or liquidation payments that would be payable to such counterparties upon the occurrence of an event of default or other similar event as to which the Borrower or any of its Subsidiaries is the defaulting or affected party (subject to the application of any customary and reasonable collateral valuation discount percentages and minimum collateral transfer thresholds contained in the respective security and margin agreements).

          "Permitted Modification" means, with respect to the Acquisition, the
           ----------------------
Tender Offer or any of the Acquisition Documents, any provision, change, amendment or waiver that does not:

          (a) increase the consideration payable for each outstanding Target Share to more than $34 or provide for any form of consideration other than cash;

          (b) reduce below 54% the minimum percentage of the Target Shares that must be tendered pursuant to the Tender Offer;

          (c) either materially decrease any of the benefits or materially increase any of the burdens to the Target and its Subsidiaries, taken as a whole, under any of the following agreements between the Target and/or its Subsidiaries and one or more of the Target's pre-Acquisition Affiliates:
     (i) the Framework Agreement dated as of June 30, 1995, (ii) the Strategic Alliance Agreement dated as of August 29, 1995, (iii) the Indemnification Agreement dated as of August 29, 1995, (iv) the master Management Agreement with CTF Hotel Holdings, Inc. dated as of August 5, 1993 and the letter agreement dated August 29, 1995 extending its term, (v) the Indemnity of Henry Cheng Kar Shun dated August 29, 1995, (vi) the HPI Master Management Agreement dated as of June 30, 1995 and (vii) the Subordination Agreement dated as

                               Credit Agreement
                               ----------------
     of June 30, 1995 by and among the Target, Hotel Property Investments (BVI) Ltd., Hotel Property Investments Inc., CTF Holdings Ltd. and CTF Hotel Holdings, Inc.;

          (d)  extend the closing of the Acquisition beyond June 30, 1997;

          (e) waive any condition to the closing of the Acquisition with the result that the Borrower would be unable to satisfy any of the requirements of Section 4.02; or

          (f) waive any condition to the closing of the Acquisition under any of the following clauses of Section 6.1(a)(iii) of the Acquisition
     Agreement: (B)(1), (B)(2), (C) (with respect to representations relating to the Target and its Subsidiaries under Section 3.4, 3.5 or 3.19 of the Acquisition Agreement), (D) or (F).

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "property" or "properties" means any right or interest in or to
           --------      ----------
property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Public Debt Rating" means, as of any date, the lowest rating that has
           ------------------
been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing:

          (a) if no Public Debt Rating shall be available from either S&P or Moody's, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be;

          (b) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating;

                               Credit Agreement
                               ----------------

          (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, provided that if the lower rating falls
                                      --------
     more than one level below the higher rating (or in any event if the higher split rating is Level 5), then the Applicable Margin and the Applicable Percentage shall be based on the rating set forth in the level under the definition of "Applicable Margin" or "Applicable Percentage" immediately
                    -----------------      ---------------------
     above the level for such lower rating; and

          (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.

          "Purchase Money Lien" means any Lien on property, real or personal,
           -------------------
acquired or constructed by the Borrower or any Subsidiary of the Borrower after December 30, 1994:

            (i)  to secure the purchase price of such property;

           (ii) that was existing on such property at the time of acquisition thereof by the Borrower or such Subsidiary and assumed in connection with such acquisition;

          (iii) to secure Indebtedness otherwise incurred to finance the acquisition or construction of such property (including, without limitation, Indebtedness incurred to finance the cost of acquisition or construction of such property within 24 months after such acquisition or the completion of such construction); or

           (iv) to secure any Indebtedness incurred in connection with any extension, refunding or refinancing of Indebtedness (whether or not secured and including Indebtedness under this Agreement) incurred, maintained or assumed in connection with, or otherwise related to, the acquisition or construction of such property;

provided in each case that (1) such Liens do not extend to or cover or otherwise
--------
encumber any property other than property acquired or constructed by the Borrower and its Subsidiaries after December 30, 1994, and (2) such Liens do not cover current assets of the Borrower or any of its Subsidiaries other than current assets that relate solely to other property subject to such Lien.


                               Credit Agreement
                               ----------------

          "Reference Banks" means Citibank and such other Lenders as the
           ---------------
Administrative Agent may designate from time to time with the consent of the Borrower, such consent not to be unreasonably withheld.

          "Register" has the meaning specified in Section 9.07(c).
           --------

          "Regulation U" means Regulation U issued by the Board of Governors of
           ------------
the Federal Reserve System, as from time to time amended.

          "Required Lenders" means (a) at any time through and including the
           ----------------
making of the initial Loans, Citibank; and (b) thereafter, Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the aggregate unpaid principal amount of the Loans (provided that, for purposes hereof, neither the
                               --------
Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments).

          "Revolving Loan" means a Loan by a Lender to the Borrower as part of a
           --------------
Revolving Loan Borrowing and refers to a Base Rate Loan or a Eurodollar Rate Loan, each of which shall be a "Type" of Revolving Loan.
                                ----

          "Revolving Loan Borrowing" means a borrowing consisting of
           ------------------------
simultaneous Revolving Loans of the same Type made by each of the Lenders pursuant to Section 2.01.

          "Revolving Loan Note" means a promissory note of the Borrower payable
           -------------------
to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc., or any successor by merger or consolidation to its business.

          "Self-Insurance Program" means the self-insurance   program (including
           ----------------------
related self-funded insurance programs) established and maintained by the Borrower in the ordinary course of its business.


                               Credit Agreement
                               ----------------

          "Shareholder Agreement" means the Shareholder Agreement dated as of
           ---------------------
February 17, 1997 by and among the Borrower and Diamant Hotel Investments N.V., as from time to time amended (without prejudice, however, to Section 6.02(h)).

          "Significant Shareholder" means any Person that:
           -----------------------

          (i) is either a Marriott Family Member or on the date hereof possesses, directly or indirectly, and such possession has been publicly disclosed, the power to vote 5% or more of the outstanding shares of common stock of the Borrower,

         (ii) is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of a Person described in clause (i),

        (iii) is or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, or

         (iv)  is an employee benefit or stock ownership plan of the Borrower.

          "Single Employer Plan" of any Person means a single employer plan,
           --------------------
as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SLS Entity" means any of Marriott Senior Living Services, Inc.
           ----------
and Marriott Senior Living Services Investment 10, Inc. and each other Subsidiary of the Borrower that owns or operates a senior living services facility.

          "Special Funding Rate" means, with respect to "Deposits" under and as
           --------------------
defined in Section 2.13 and the initial Loans made hereunder, the lesser of (a) the Base Rate plus the Applicable Margin for Base Rate Loans and (b) a different
              ----
rate of interest quoted by Citibank in its sole discretion to the Borrower and agreed by the Borrower.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
venture, trust or estate of which more than 50% of (a) the issued and outstanding capital stock having


                               Credit Agreement
                               ----------------
ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Swap Transaction" means (a) any rate, basis, commodity, currency,
           ----------------
debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any investment management, master or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.

          "Target" means Renaissance Hotel Group N.V., a Netherlands corporation
           ------
and, from and after the consummation of the Acquisition, a Subsidiary of the Borrower.

          "Target Shares" means shares of the Target's common stock, par value
           -------------
0.01 Netherlands Guilders per share.

          "Taxes" has the meaning specified in Section 2.10(a).
           -----

          "Tender Offer" means an offer by the Borrower or one of its wholly
           ------------
owned Subsidiaries to purchase the Target Shares pursuant to the Tender Offer Materials, as from time to time amended (without prejudice, however, to Section 6.02(h)).

          "Tender Offer Closing Date" means the date of the initial purchase by
           -------------------------
the Borrower or one of its Subsidiaries of the Target Shares tendered pursuant to the Tender Offer.

          "Tender Offer Materials" means the "Offer to Purchase" referred to in
           ----------------------
the Acquisition Agreement, the Tender Offer Statement on Schedule 14D-1 with respect to the Tender Offer to be filed with the Securities and Exchange Commission, all other "Offer Documents" referred to in the Acquisition Agreement, and all amendments, exhibits and schedules thereto and related documents distributed to the shareholders of the Target or filed with the Securities and Exchange Commission, as any of the same


                               Credit Agreement
                               ----------------
may be from time to time amended (without prejudice, however, to Section
6.02(h)).

          "Type" has the meaning specified in the definition of "Revolving
           ----
Loan."

          "Unused Commitments" means, at any time, the aggregate amount of the
           ------------------
Commitments then unused and outstanding after giving effect to the Competitive Bid Loan Reduction.

          "Voting Stock" means capital stock issued by a corporation or
           ------------
equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of
           ------------
ERISA.

          "Withdrawal Liability" has the meaning specified in Part 1 of Subtitle
           --------------------
E of Title IV of ERISA.

          SECTION 1.02.  Computation of Time Periods.  In this Agreement in the
                         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          SECTION 1.03.  Accounting Terms.  All accounting terms not
                         ----------------
specifically defined herein shall be construed in accordance with GAAP.


                                  ARTICLE II

                        AMOUNTS AND TERMS OF THE LOANS

          SECTION 2.01.  The Revolving Loans.  Each Lender severally agrees, on
                         -------------------
the terms and conditions hereinafter set forth, to make Revolving Loans to the Borrower from time to time on any Business Day during the period from the date hereof to and including the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment;

provided that the aggregate amount of the Commitments of the Lenders shall be
--------
deemed used from time to time to the extent of the aggregate amount of Competitive Bid Loans then


                               Credit Agreement
                               ----------------
outstanding, and such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments as in effect from time to time (such deemed use of the aggregate amount of the Commitments with respect to Competitive Bid Loans being a

"Competitive Bid Loan Reduction").  Each Revolving Loan Borrowing shall be in an
-------------------------------
aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if less, an aggregate amount equal to the lesser of (x) the difference between the aggregate amount of a proposed Competitive Bid Loan Borrowing requested by the Borrower and the aggregate amount of Competitive Bid Loans offered to be made by the Lenders and accepted by the Borrower in respect of such Competitive Bid Loan Borrowing, if such Competitive Bid Loan Borrowing is made on the same date as such Revolving Loan Borrowing and (y) the then remaining Unused Commitments, as applicable) and shall consist of Revolving Loans of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may from time to time borrow, repay pursuant to Section 2.05 or prepay pursuant to Section 2.08 and reborrow under this Section 2.01.

          SECTION 2.02.  The Competitive Bid Loans.
                         -------------------------

          (a) Each Lender severally agrees that the Borrower may make Competitive Bid Loan Borrowings from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Commitment Termination Date in the manner set forth in Section 3.02, provided
                                                                     --------
that, following the making of each Competitive Bid Loan, the aggregate amount of the Loans then outstanding shall not exceed the aggregate amount of the Commitments.

          (b) Within the limits and on the conditions set forth in this Section 2.02, the Borrower may from time to time borrow under this Section 2.02, repay or prepay pursuant to subsection (c) below, and reborrow under this Section 2.02, provided that a Competitive Bid Loan Borrowing shall not be made within
      --------
three Business Days of the date of any other Competitive Bid Loan Borrowing.

          (c) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan, or each other holder of a Competitive Bid Loan Note, on the maturity date of each Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid


                               Credit Agreement
                               ----------------

Loan Borrowing delivered pursuant to Section 3.02 and provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section
3.02 and set forth in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (d) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to
Section 3.02, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02, as provided in the Competitive Bid Loan Note evidencing such Competitive Bid Loan.

          (e) The indebtedness of the Borrower resulting from each Competitive Bid Loan made to the Borrower as part of a Competitive Bid Loan Borrowing shall be evidenced by a separate Competitive Bid Loan Note of the Borrower payable to the order of the Lender making such Competitive Bid Loan.

          SECTION 2.03.  Fees.
                         ----

          (a)  Facility Fees.  The Borrower agrees to pay to the Administrative
               -------------
Agent for the account of each Lender a facility fee on the average daily amount (whether used or unused) of such Lender's Commitment (computed without regard to any Competitive Bid Loan Reduction and without regard to any deemed utilization of the Commitments under Section 2.13) from the Closing Date (in the case of each Bank), and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), until the Final Termination Date, payable in arrears on the last Business Day of each fiscal quarter during such term and on the Final Termination Date, at a rate per annum equal to the Applicable Percentage in effect from time to time. For purposes hereof, the "Final Termination Date"
                                                     ----------------------
means the date that is the later of (i) the Commitment Termination Date and (ii) the date on which all outstanding Loans, if any, shall have been repaid in full.


                               Credit Agreement
                               ----------------

          (b)  Competitive Bid Loan Fee.  The Borrower agrees to pay to the
               ------------------------
Administrative Agent for its own account a fee in the amount of $2,500 for each request made by the Borrower for a Competitive Bid Loan Borrowing pursuant to
Section 3.02.

          (c)  Other Fees.  The Borrower agrees to pay to the Administrative
               ----------
Agent for each of their respective accounts such fees as from time to time may be separately agreed between the Borrower and the applicable Person.

          SECTION 2.04.  Reductions of the Commitments.  The Commitment of each
                         -----------------------------
Lender shall be automatically reduced to zero at the close of business (New York time) on the Commitment Termination Date. In addition, the Borrower shall have the right, upon at least five Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) the aggregate amount of
                                       --------
the Commitments of the Lenders shall not be reduced pursuant to this sentence to an amount which is less than the aggregate principal amount of the Loans then outstanding and (ii) each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

          SECTION 2.05.  Repayment.
                         ---------

          (a)  Revolving Loans.  The Borrower shall repay the principal amount
               ---------------
of each Revolving Loan made by each Lender, and each Revolving Loan made by such Lender shall mature, on the Commitment Termination Date; provided that the
                                                         --------
Borrower may (subject to (i) the delivery to the Administrative Agent of a notice (a "Notice of Election of Term Option") in substantially the form of
           ---------------------------------
Exhibit B-3 hereto not more than 30 nor less than 10 days prior to the Commitment Termination Date and (ii) the condition that no Default shall have occurred and be continuing on the Commitment Termination Date) elect to repay the Revolving Loans on the Final Maturity Date (and, if the Borrower does so elect in accordance with this Section 2.05(a), the Borrower shall repay the principal amount of each Revolving Loan made by each Lender, and each Revolving Loan made by such Lender shall mature, on the Final Maturity Date).

          (b)  Competitive Bid Loans.  The Borrower shall repay the principal
               ---------------------
amount of each Competitive Bid Loan made by each Lender as provided in Section 2.02(c).


                               Credit Agreement
                               ----------------

          SECTION 2.06.  Interest.
                         --------

          (a)  Ordinary Interest.  The Borrower shall pay interest on the unpaid
               -----------------
principal amount of each Loan made by each Lender from the date of such Revolving Loan until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Loans.  If such Revolving Loan is a Base Rate Loan, a
              ---------------
     rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, payable on the last day of each calendar
          ----
     quarter such Revolving Loan is outstanding and on the date such Revolving Loan shall be paid in full.

         (ii) Eurodollar Rate Loans.  If such Revolving Loan is a Eurodollar
              ---------------------
     Rate Loan, a rate per annum equal at all times during each Interest Period for such Revolving Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest
            ----
     Period and, if such Interest Period has a duration of more than three months, at three-month intervals following the first day of such Interest Period.

          (b)  Default Interest.  Notwithstanding the foregoing, the Borrower
               ----------------
shall pay interest on (x) the unpaid principal amount of each Loan owing to each Lender that is not paid when due, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on such Loan pursuant to said clause (a)(i) or (a)(ii) and (y) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above.

          SECTION 2.07.  Interest Rate Determinations.
                         ----------------------------

          (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such


                               Credit Agreement
                               ----------------
interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i) or (ii), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.06(a)(ii).

          (c) If, prior to 10:00 A.M. (New York City time) on any date on which an interest rate is to be determined pursuant to the second sentence in the definition of "Eurodollar Rate", the Administrative Agent receives notice from two or more of the Reference Banks (or, if there is only one Reference Bank at such time, from such Reference Bank) that U.S. dollar deposits are not being offered by such Reference Bank or Banks to prime banks in the London interbank market for the applicable Interest Period or in the applicable amounts, the Administrative Agent shall so notify the Borrower of such circumstances, whereupon the right of the Borrower to select Eurodollar Rate Loans for any requested Revolving Loan Borrowing or any subsequent Revolving Loan Borrowing shall be suspended until the first date on which the circumstances causing such suspension cease to exist. If the Borrower shall not, in turn, before 11:00 a.m. (New York City time) on such date notify the Administrative Agent that its Notice of Revolving Loan Borrowing with respect to which such Eurodollar Rate was to be determined shall be converted to a Notice of Revolving Loan Borrowing for a Base Rate Loan, such Notice of Revolving Loan Borrowing shall be deemed to be canceled and of no force or effect, and Borrower shall not be liable to the Administrative Agent or any Lender with respect thereto except as set forth in
Section 9.04(c). In the event of such a suspension, the Administrative Agent shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower and the Lenders promptly of the end of such suspension, and thereafter the Borrower shall be entitled, on the terms and subject to the conditions set forth herein, to borrow Eurodollar Rate Loans.

          SECTION 2.08.  Prepayments.
                         -----------

          (a) The Borrower shall have no right to prepay any principal amount of any Revolving Loan other than as provided in subsection (b) below.

          (b) The Borrower may, upon at least the number of Business Days' prior notice specified in the first sentence of


                               Credit Agreement
                               ----------------

Section 3.01(a) with respect to any Revolving Loan of the same Type given to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding principal amounts of the Loans comprising part of the same Revolving Loan Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however,
                                                             --------  -------
that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of any Eurodollar Rate Loans shall be made on a date which is not the last day of an Interest Period for such Loans, the Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c) so long as such Lender makes written demand upon the Borrower therefor (with a copy of such demand to the Administrative Agent) within 20 Business Days after such prepayment.

          SECTION 2.09.  Payments and Computations.
                         -------------------------

          (a) The Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 9.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.02, 2.10 or 3.03) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder. The parties to each Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) All computations of interest based on the Base Rate and of fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on


                               Credit Agreement
                               ----------------
the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on
        --------  -------
or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          SECTION 2.10.  Taxes.
                         -----

          (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in
                                                                   ---------
the case of each Lender, each Managing Agent, each Documentation Agent and the Administrative Agent, taxes imposed on or measured by its net income (including alternative minimum taxable income), and franchise taxes imposed on it, by any jurisdiction under the laws of which such Person is organized or in which such Person is resident or doing business, or any political subdivision thereof (all such non-excluded taxes,


                               Credit Agreement
                               ----------------
levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law
                            -----
to deduct any Taxes from or in respect of any sum payable hereunder or under any Notes to any such Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) such Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "Other Taxes").
    -----------

          (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid in good faith by such Lender or the Administrative Agent (as the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that (i) the Borrower shall
                               --------  -------
not be liable to any Person for any liability arising from or with respect to Taxes or Other Taxes, which results from the gross negligence or willful misconduct of the Administrative Agent or such Lender, (ii) so long as no Event of Default has occurred and is continuing, the Administrative Agent or such Lender, as applicable, shall use its reasonable best efforts to cooperate with the Borrower in contesting any Taxes or Other Taxes which the Borrower reasonably deems to be not correctly or legally asserted or otherwise not due and owing and (iii) the Borrower shall not be liable to the Administrative Agent or such Lender (as the case may be) for any such liability arising prior to the date 120 days prior to the date on which such Person first makes written demand upon the Borrower for indemnification therefor. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.


                               Credit Agreement
                               ----------------

          (d) Within 30 days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Bank) and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, on or before the date that such form expires or becomes obsolete or after the occurrence of any event within the control of the Lender (including a change in Applicable Lending Office but not including a change in law) requiring a change in the most recent form so delivered by it, and from time to time thereafter if requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.10(a) unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and
           --------  -------
Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was in compliance with the provisions of Section 9.07(g) and was entitled to payments under Section 2.10(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term "Taxes" shall include (in addition to withholding taxes that
                  -----
may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this
Section 2.10(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender considers to


                               Credit Agreement
                               ----------------
be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Person has failed to provide the Borrower with the appropriate form described in Section 2.10(e) or notice that it cannot provide such form (other than if such failure is due to a
                                         ----- ----
change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Person shall not be entitled to indemnification under Section 2.10(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxe s
               --------  -------
because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

          (h) Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form as may be required under
Section 2.10(e) thereafter ceases to qualify for complete exemption from United States withholding tax, such Lender may assign its interest under this Agreement to any Eligible Assignee and such assignee shall be entitled to the same benefits under this Section 2.10 as the assignor provided that the rate of United States withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor.

          (i) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the payment in full of principal and interest hereunder and under the Notes and the termination of the Commitments.

          (j)  If the Borrower is required to pay any Lender any Taxes under
Section 2.10(c), such Lender shall be an "Affected
                                          --------


                               Credit Agreement
                               ----------------

Person", and the Borrower shall have the rights set forth in Section 3.06 to
------
replace such Affected Person.

          SECTION 2.11.  Sharing of Payments, Etc.  If any Lender shall obtain
                         -------------------------
any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans made by it (other than pursuant to Section 2.10, 3.03, 3.06 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that, if all or any portion of such excess payment is
--------  -------
thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.12.  Conversion of Revolving Loans.
                         -----------------------------

          (a)  Optional.  The Borrower may on any Business Day, upon notice
               --------
given to the Administrative Agent not later than 12:00 noon (New York City time) on (x) the third Business Day prior to the date of the proposed Conversion into Eurodollar Rate Loans and (y) the first Business Day prior to the date of the proposed Conversion into Base Rate Loans, and, in each case, subject to the provisions of Section 3.04, Convert all or any portion of the Revolving Loans of one Type comprising the same Revolving Loan Borrowing into Revolving Loans of the other Type; provided, however, that any Conversion of Eurodollar Rate Loans
                --------  -------
into Base Rate Loans shall be made only on the last day of an Interest Period for such Eurodollar Rate Loans and any Conversion of Base Rate Loans into Eurodollar Rate Loans shall be in an amount not less than the minimum amount specified in Section 3.01(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such


                               Credit Agreement
                               ----------------

Conversion, (ii) the Revolving Loans to be Converted and (iii) if such Conversion is into Eurodollar Rate Loans, the duration of the initial Interest Period for such Revolving Loans. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)  Mandatory.  If the Borrower shall fail to select the duration of
               ---------
any Interest Period for any Eurodollar Rate Loans in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan.

          (c)  Conversions Generally.  The Borrower and the Lenders hereby
               ---------------------
acknowledge that Conversions pursuant to this Section 2.12 do not constitute Borrowings and, accordingly, do not result in the remaking of any of the Borrower's representations and warranties pursuant to Section 4.02 or Section 4.03.

          2.13.  Pre-Funding Arrangements.  In order to expedite the funding
                 ------------------------
procedures expected to occur on the Tender Offer Closing Date, and notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

          (a)  Establishment of Accounts; Deposits.  The Borrower may request
               -----------------------------------
that Citibank, as the sole Lender, (i) establish a Pre-Funding Deposit Account and (ii) subject to the satisfaction of the conditions precedent set forth in
Section 4.02 (as if each deposit referred to in this clause (ii) were a Borrowing), deposit immediately available funds of such Lender into such Lender's Pre-Funding Deposit Account on the Pre-Funding Date in an amount specified by the Borrower (which amount shall not in any event exceed the amount of such Lender's Commitment). Each Lender shall direct the Depositary to invest such Lender's Deposit from time to time in such Permitted Investments as the Borrower may select and the Administrative Agent may approve, which Permitted Investments shall be held in the name and be under the control of the relevant Lender. The balance from time to time in each Lender's Pre-Funding Deposit Account shall be subject to withdrawal or transfer only as provided herein.

          (b)  Not a Deemed Borrowing.  The making of any Deposit by a Lender
               ----------------------
pursuant to this Section 2.13 shall not for any purpose be deemed to be a Borrowing, nor shall amounts so


                               Credit Agreement
                               ----------------
deposited by a Lender into such Lender's Pre-Funding Deposit Account be deemed to be a Loan, it being understood and agreed that the Borrower shall have no right, title or interest in or to such Lender's Pre-Funding Deposit Account, such Lender's Deposit or any earnings thereon.

          (c)  Compensation, Etc.  The Borrower hereby agrees to compensate each
               ------------------
Lender for making a Deposit by paying such Lender compensation on the outstanding principal amount of such Lender's Deposit from the date of such Deposit until the date (the "Release Date") such Deposit shall be transferred to
                             ------------
the Borrower's Depositary Account in accordance with Section 2.13(d) or withdrawn by such Lender in accordance with Section 2.13(e), at a rate per annum equal at all times to the Special Funding Rate for such Lender in effect from time to time (net of earnings, if any, on such Deposit payable by the Depositary), such compensation to be payable on the Expected Funding Date and on the Release Date. The costs and expenses of opening and maintaining the Pre-Funding Deposit Accounts are for the account of the Borrower.

          (d)  Transfers to Borrower.  On or prior to the Tender Offer Closing
               ---------------------
Date, each Lender shall direct the Depositary to transfer on the Tender Offer Closing Date the balance then outstanding to the credit of such Lender's Pre-Funding Deposit Account in immediately available funds to the Borrower's Depositary Account for the purpose of financing the purchase by the Borrower of Target Shares tendered pursuant to the Tender Offer. Such transfer of funds from a Lender's Pre-Funding Deposit Account to the Borrower's Depositary Account shall be deemed for all purposes of this Agreement and the other Loan Documents to be the making of a Revolving Loan by such Lender, and all such Loans deemed made by the Lenders shall constitute a single Revolving Loan Borrowing hereunder made on the Tender Offer Closing Date. Each transfer of funds to the Borrower's Depositary Account pursuant to this Section 2.13(d) shall be subject to the delivery by the Borrower of a Notice of Revolving Loan Borrowing pursuant to
Section 3.01, the satisfaction of the applicable conditions precedent set forth in Sections 4.01 and 4.02 and all other terms and conditions herein applicable to Revolving Loans and Revolving Loan Borrowings.

          (e)  Withdrawals by Lender, Etc.  If the Tender Offer Closing Date
               ---------------------------
does not occur on or prior to the Expected Funding Date (or if an Event of Default shall occur and be continuing), each Lender may in its discretion:


                               Credit Agreement
                               ----------------

          (i) elect to liquidate any Permitted Investments credited to such Lender's Pre-Funding Deposit Account;

          (ii) withdraw from such Lender's Pre-Funding Deposit Account all or any of such Lender's Deposit (and earnings thereon); and

          (iii)  close such Lender's Pre-Funding Deposit Account.

          (f)  Deposit Reduction.  So long as any Deposit remains outstanding,
               -----------------
the Commitment of each Lender shall be deemed for all purposes hereof and of the other Loan Documents to be utilized in the amount of such Lender's Deposit.

          (g)  Miscellaneous.  The procedures set forth in this Section 2.13
               -------------
shall be inapplicable to any Borrowing to be made after the Tender Offer Closing Date.

          (h)  Certain Definitions.  As used in this Section 2.13 the following
               -------------------
terms shall have the following meanings:

          "Borrower's Depositary Account" means a bank account established with
           -----------------------------
     the Depositary in connection with the Tender Offer into which the purchase price for the Target Shares tendered pursuant to the Tender Offer shall be deposited on the Tender Offer Closing Date.

          "Deposit" means, for any Lender, a deposit made by such Lender into
           -------
     such Lender's Pre-Funding Deposit Account made in accordance with this
     Section 2.13.

          "Depositary" means First Chicago Trust Company of New York, the bank
           ----------
     acting as "Depositary" under and as defined in the Tender Offer Materials.

          "Expected Funding Date" means a date specified in writing by the
           ---------------------
     Borrower to the Administrative Agent as the date (in any event no later than June 30, 1997) expected by the Borrower to be the Tender Offer Closing Date.

          "Permitted Investments" means cash and high-quality highly-liquid cash
           ---------------------
     equivalents.

          "Pre-Funding Date" means a date specified by the Borrower to the
           ----------------
     Administrative Agent that is no earlier than the date two days before the Expected Funding Date.



                               Credit Agreement
                               ----------------

          "Pre-Funding Deposit Account" means, for any Lender, a bank account
           ---------------------------
     with the Depositary established by (and in the name and under the control of) such Lender.


                                  ARTICLE III

                               MAKING THE LOANS

          SECTION 3.01.  Making the Revolving Loans.
                         --------------------------

          (a) Each Revolving Loan Borrowing shall be made on notice, given not later than (x) 12:00 noon (New York City time) on the third Business Day prior to the date of a Eurodollar Rate Loan Borrowing, and (y) 11:00 A.M. (New York City time) on the day of a Base Rate Loan Borrowing, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of a Revolving Loan Borrowing (a "Notice of Revolving Loan Borrowing") shall be made in writing, or orally and
-----------------------------------
confirmed immediately in writing, by telecopier, telex or cable, in substantially the form of Exhibit B-1 hereto, specifying therein the requested
(i) date of such Revolving Loan Borrowing (which shall be a Business Day), (ii) Type of Revolving Loan comprising such Revolving Loan Borrowing, (iii) aggregate amount of such Revolving Loan Borrowing, and (iv) in the case of a Revolving Loan Borrowing comprised of Eurodollar Rate Loans, initial Interest Period for each such Revolving Loan. Each Lender shall (A) before 11:00 A.M. (New York City time) on the date of such Borrowing (in the case of a Eurodollar Rate Loan Borrowing) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a Base Rate Loan Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, in same day funds, such Lender's ratable portion of such Revolving Loan Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. Notwithstanding anything herein or in any other Loan Document to the contrary, (1) the Borrower may request that the initial Loans hereunder bear interest, for a period commencing on the date such Loans are made and ending on the date not later than three Business Days thereafter, at a rate per annum equal to the Special Funding Rate and (2) Loans bearing interest at the Special Funding Rate shall be deemed to be "Base Rate Loans" for all purposes (other than Section 2.06(a)(i)).



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          (b) Anything in subsection (a) above to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Loans for any Revolving Loan Borrowing if the aggregate amount of such Revolving Loan Borrowing is less than $10,000,000.

          (c) Subject to Sections 2.07(c) and 3.04, each Notice of Revolving Loan Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Loan Borrowing which the related Notice of Revolving Loan Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Loan Borrowing for such Revolving Loan Borrowing the applicable conditions set forth in Article IV, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Revolving Loan Borrowing when such Revolving Loan, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Loan Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Loan Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with subsection (a) of this
Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Loans comprising such Revolving Loan Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, provided that the Borrower retains its rights against such Lender with
      --------
respect to any damages it may incur as a result of such Lender's failure to fund, and notwithstanding anything herein to the contrary, in no event shall the Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such


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Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Loan as part of such Revolving Loan Borrowing for purposes of this Agreement.

          (e) Subject to Section 9.07(i), the failure of any Lender to make the Revolving Loan to be made by it as part of any Revolving Loan Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Revolving Loan Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Revolving Loan Borrowing.

          SECTION 3.02.  Making the Competitive Bid Loans.
                         --------------------------------

          (a) The Borrower may request a Competitive Bid Loan Borrowing under this Section 3.02 by delivering to the Administrative Agent a notice (made in writing, or orally and confirmed immediately in writing, by telecopier, telex or cable) of a Competitive Bid Loan Borrowing (a "Notice of Competitive Bid Loan
                                               ------------------------------
Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying the
---------
date (which shall be a Business Day) and aggregate amount of the proposed Competitive Bid Loan Borrowing, the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Loan Borrowing or later than 180 days or six months, as applicable, after the date of such Competitive Bid Loan Borrowing (or, if earlier, the Commitment Termination Date)), the interest payment date or dates relating thereto, and any other terms to be applicable to such Competitive Bid Loan Borrowing, not later than (i) 10:00 A.M. (New York City time) at least one Business Day prior to the date of the proposed Competitive Bid Loan Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Loan Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (ii) 12:00 noon (New York City time) at least four Business Days prior to the date of the proposed Competitive Bid Loan Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Loan Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Loan Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Loan Borrowing.



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          (b) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (New York City time) (i) on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (a) above, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.02(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Loan; provided that if the
                                                          --------
Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided
                                                                    --------
that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Loan Borrowing.

          (c) The Borrower shall, in turn, (i) before 11:30 A.M. (New York City time) on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (b) above, either:

          (A) cancel such Competitive Bid Loan Borrowing by giving the Administrative Agent notice to that effect, or



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          (B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (b) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (b) above) to be made by each Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (b) above by giving the Administrative Agent notice to that effect.

          (d) If the Borrower notifies the Administrative Agent that such Competitive Bid Loan Borrowing is canceled pursuant to paragraph (c)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Loan Borrowing shall not be made.

          (e) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (c)(B) above, the Administrative Agent shall in turn promptly notify (i) each Lender that has made an offer as described in paragraph (b) above, of the date and aggregate amount of such Competitive Bid Loan Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (b) above have been accepted by the Borrower,
(ii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Loan Borrowing, and (iii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in
Article IV. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing shall, before 1:00 P.M. (New York City time) on the date of such Competitive Bid Loan Borrowing specified in the notice received from the Administrative Agent pursuant to clause (i) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (iii) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02 such Lender's portion of such Competitive Bid Loan Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the


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Borrower at the Administrative Agent's aforesaid address. Promptly after each Competitive Bid Loan Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Loan Borrowing, the consequent Competitive Bid Loan Reduction and the dates upon which such Competitive Bid Loan Reduction commenced and will terminate.

          (f) Following the making of each Competitive Bid Loan Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.02(a).

          SECTION 3.03.  Increased Costs.
                         ---------------

          (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage, in each case as of the date of determination thereof) in or in the interpretation of any law or regulation, in each case as of the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Borrower shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost incurred during the 120-day period prior to the date of such demand. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof, shall be prima facie evidence of such costs.
                                      ----- -----

          (b) If any Lender determines that compliance with (i) the introduction of or any change in or in the interpretation of, any law or regulation, in each case after the date hereof, or (ii) any guideline or request from any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause
(i) above, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within ten Business Days after written demand by such


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Lender (with a copy of such demand to the Administrative Agent), the Borrower shall from time to time pay to the Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances incurred during the 120-day period prior to the date of such demand, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof shall be prima facie evidence of such costs.
----- -----

          (c) Without limiting the effect of the foregoing, the Borrower shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against Eurocurrency Liabilities (or so long as such Lender is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurodollar Rate Loans) an additional amount (determined by such Lender and notified to the Borrower through the Administrative Agent) equal to the product of the following for each Eurodollar Rate Loan for each day during such Interest
Period:

          (i) the principal amount of such Eurodollar Rate Loan outstanding on such day; and

          (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the Eurodollar
                                                            -----
     Rate Reserve Percentage in effect on such day minus (y) such numerator; and
                                                   -----

          (iii) 1/360.

          (d) If the Borrower is required to pay any Lender any amounts under this Section 3.03, the applicable Lender shall be an "Affected Person", and the
                                                      ---------------
Borrower shall have the rights set forth in Section 3.06 to replace such Affected Person.

          SECTION 3.04.  Illegality.  Notwithstanding any other provision of
                         ----------
this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or

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in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, then, subject to the provisions of Section 3.06, (i) the obligation of such Lender to make Eurodollar Rate Loans hereunder shall be suspended until the first date on which the circumstances causing such suspension cease to exist, (ii) any Eurodollar Rate Loans made or to be made by such Lender shall be converted automatically to Base Rate Loans and (iii) such Lender shall be an "Affected Person", and the Borrower shall have the right set forth in Section
----------------
3.06 to replace such Affected Person. In the event of such a suspension, such Lender shall review the circumstances giving rise to such suspension at least weekly and shall notify the Borrower, the Administrative Agent and the Lenders promptly of the end of such suspension, and thereafter the Borrower shall be entitled to borrow Eurodollar Rate Loans from such Lender.

          SECTION 3.05.  Reasonable Efforts to Mitigate.  Each Lender shall use
                         ------------------------------
its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by the Borrower under
Section 3.03 and to minimize any period of illegality described in Section 3.04. Without limiting the generality of the foregoing, each Lender agrees that, to the extent reasonably possible to such Lender, it will change its Eurodollar Lending Office if such change would eliminate or reduce amounts payable to it under Section 3.03 or eliminate any illegality of the type described in Section 3.04, as the case may be. Each Lender further agrees to notify the Borrower promptly, but in any event within five Business Days, after such Lender learns of the circumstances giving rise to such a right to payment or such illegality have changed such that such right to payment or such illegality, as the case may be, no longer exists.

          SECTION 3.06.  Right of the Borrower to Replace Affected Person or
                         ---------------------------------------------------
Lender.  In the event the Borrower is required to pay any Taxes with respect to
------
an Affected Person pursuant to Section 2.10(c) or any amounts with respect to an Affected Person pursuant to Section 3.03, or receives a notice from an Affected Person pursuant to Section 3.04, the Borrower may elect, if such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement, provided that, concurrently
                                              --------
therewith, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Borrower and the Administrative Agent (or if


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                               ----------------
the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent) shall agree, as of such date, to purchase for cash the Loans of the Affected Person, pursuant to an Assignment and Acceptance and to become a Lender for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of the Affected Person to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments, and (ii) the Borrower shall pay to such Affected Person in same day funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person by the Borrower hereunder to and including the date of termination, including without limitation payments due such Affected Person under Section 2.10 and costs incurred under
Section 3.03.

          SECTION 3.07.  Use of Proceeds.  The proceeds of the Loans shall be
                         ---------------
available (and the Borrower agrees that it shall use such proceeds) solely to finance the Acquisition and, after the consummation of the Acquisition, for general corporate purposes of the Borrower and its Subsidiaries (in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G, T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided
                                                                     --------
that neither any Lender nor the Administrative Agent shall have any responsibility for the use of any of the proceeds of Loans.


                                   ARTICLE IV

                             CONDITIONS OF LENDING

          SECTION 4.01.  Conditions Precedent to Initial Borrowing.  The
                         -----------------------------------------
obligation of each Lender to make a Loan on the occasion of the initial Borrowing is subject to the following conditions precedent being satisfied on or before June 30, 1997:

          (a) The Administrative Agent shall have received on or before the day of the initial Borrowing the following in form and substance satisfactory to the Administrative Agent and (except for the Notes) in sufficient copies for each Lender:

               (i) The Revolving Loan Notes payable to the order of the Lenders, respectively.


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              (ii) Certified copies of (x) the charter and by-laws of the Borrower, (y) the resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement and the Notes, and
          (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

              (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

              (iv) (x) A favorable opinion of the Borrower's Law Department, dated the Closing Date, and (y) a favorable opinion of the Borrower's Law Department, dated the date of the initial Borrowing, substantially in the forms of Exhibits D-1 and D-2, respectively, and covering such other matters relating hereto as any Lender, through the Administrative Agent, may reasonably request.

              (v) A favorable opinion of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Administrative Agent, dated the date of the initial Borrowing, substantially in the form of Exhibit E.

          (b) Other than Permitted Modifications, the Borrower shall not have made any change in the structure or terms of the Acquisition disclosed to the Banks prior to the Closing Date.

          (c)  The Administrative Agent shall have received:

                 (i) a certified copy of the Acquisition Agreement and the Shareholder Agreement, each as amended to and in effect on the date of the initial Borrowing (and each such agreement shall be in substantially the same form as provided to the Banks prior to the Closing Date, except for (x) Permitted Modifications and (y) other amendments thereto to which the Required Lenders shall have consented); and

                 (ii) a certified copy of all of the Tender Offer Materials, each as amended to and in effect on the date of the initial Borrowing.


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          (d) The Borrower shall have certified to the Administrative Agent that all conditions to the Acquisition have been satisfied (in each case without any waiver thereof by the Borrower or any of its Subsidiaries, other than (i) waivers constituting Permitted Modifications and (ii) other waivers to which the Required Lenders have consented).

          (e) The Borrower shall have paid all accrued fees and expenses of the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent then payable).

          SECTION 4.02.  Conditions Precedent to Each Revolving Loan Borrowing.
                         -----------------------------------------------------
The obligation of each Lender to make a Loan (other than a Competitive Bid Loan) on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (a) The representations and warranties contained in Section 5.01 (except the Excluded Representations) are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing; and

          (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default.

          SECTION 4.03.  Conditions Precedent to Each Competitive Bid Loan
                         -------------------------------------------------
Borrowing.  The obligation of each Lender which is to make a Competitive Bid
---------
Loan on the occasion of a Competitive Bid Loan Borrowing (including the initial Competitive Bid Loan Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Loan Borrowing is subject to the conditions precedent that:

          (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Loan Borrowing with respect thereto;


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          (b) on or before the date of such Competitive Bid Loan Borrowing, but prior to such Competitive Bid Loan Borrowing, the Administrative Agent shall have received a Competitive Bid Loan Note payable to the order of such Lender for each of the one or more Competitive Bid Loans to be made by such Lender as part of such Competitive Bid Loan Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Loan in accordance with Sections 2.02 and 3.02; and

          (c) on the date of such Competitive Bid Loan Borrowing the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Competitive Bid Loan Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Loan Borrowing such statements are true):

               (i)   The representations and warranties contained in Section
          5.01 (except the Excluded Representations) are correct on and as of the date of such Competitive Bid Loan Borrowing, before and after giving effect to such Competitive Bid Loan Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties which, by their terms, refer to a date other than the date of such Competitive Bid Loan Borrowing;

               (ii) No event has occurred and is continuing, or would result from such Competitive Bid Loan Borrowing or from the application of the proceeds therefrom, which constitutes a Default; and

              (iii) No event has occurred and no circumstance exists as a result of which the information concerning the Borrower that has been provided to the Administrative Agent and each Lender by the Borrower in connection herewith would include an untrue statement (in light of the time such statements were made) of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein taken as a whole, in the light of the circumstances under which they were made, not misleading.


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                                 ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          SECTION 5.01.  Representations and Warranties of the Borrower.
                         ----------------------------------------------
The Borrower represents and warrants as follows:

          (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all the requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted except where the failure to do so would not have a Material Adverse Effect.

          (b) The execution, delivery and performance by the Borrower of the Basic Documents, and the consummation of the transactions contemplated hereby (including, without limitation, the Acquisition), are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's certificate of incorporation or by-laws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Borrower or any of its Subsidiaries or any of their properties, except if such conflict, breach or default would not have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or its Subsidiaries. The Borrower is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, except for such violation or breach which would not have a Material Adverse Effect.

          (c) Except as have been obtained (or, with respect to the Acquisition and the Acquisition Documents at any time prior to the making of the initial Loan, as have been or will be sought within the applicable time periods), no


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                               ----------------
     authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery and performance by the Borrower of the Basic Documents, or for consummation of the transactions contemplated hereby, except and to the extent that either (x) any failure to obtain such authorization, approval or other action would not have a Material Adverse Effect or (y) with respect only to the Acquisition and the Acquisition Documents, the waiver by the Borrower of receipt of such authorization, approval or other action would constitute a Permitted Modification, or (ii) the consummation of the Acquisition.

          (d) Each of the Loan Documents is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

          (e) The Borrower has heretofore furnished to each of the Lenders consolidated balance sheets of the Borrower and its Subsidiaries as at December 29, 1995 and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon (in the case of said consolidated balance sheet and statements) of Arthur Andersen LLP. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at said date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP. Since December 29, 1995, there has been no Material Adverse Change.

          (f) No information, exhibit or report furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the Acquisition or the execution of the Loan Documents contained any untrue statement (in light of the time such statements were made) of a material fact or omitted to state a material fact necessary to make the statements made therein taken as a whole, in the light of the circumstances under and the time at which they were made, not misleading, provided that the
                                                       --------
     representations and warranties set forth in this Section 5.01(f) are, to the extent relating to information relating to the Target or any of its Subsidiaries, to the best of the Borrower's knowledge.


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                               ----------------

          (g) There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect, (ii) is reasonably likely to materially adversely affect the consummation of the Acquisition or (iii) purports to affect this Agreement or the transactions contemplated hereby.

          (h) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Borrower or its ERISA Affiliates in excess of $5,000,000.

          (i) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Borrower nor any of its ERISA Affiliates, to the best of the Borrower's knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect.

          (j) Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.

          (k) The Borrower and each of its Subsidiaries have filed, have caused to be filed or have been included in all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Borrower or the Borrower and its Subsidiaries taken as a whole.

          (l) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, no proceeds of any Loan will be used for any purpose that violates the provisions of the regulations of the Board of Governors of the Federal Reserve System and after applying the proceeds of each Loan, the Borrower is in


                               Credit Agreement
                               ----------------
     compliance with its obligations under Section 6.02(g). If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.


                                   ARTICLE VI

                           COVENANTS OF THE BORROWER

          SECTION 6.01  Affirmative Covenants.  So long as any obligations under
                        ---------------------
this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will, unless the Required Lenders shall otherwise consent in writing:

          (a)  Compliance with Laws, Etc.  Comply, and cause each of its
               --------------------------
     Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Securities Act of 1933 and all Environmental Laws, except, in each case, any non-compliance which would not have a Material Adverse Effect.

          (b)  Payment of Taxes, Etc.  Pay and discharge, and cause each of its
               ----------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not have a Material Adverse Effect; provided, however, that
                                                  --------  -------
     neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

          (c)  Maintenance of Insurance.  Maintain, and cause each of its
               ------------------------
     Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self-insurance programs to the extent consistent with prudent practices of the Borrower and its Subsidiaries or otherwise customary in their respective industries in such amounts and covering such


                               Credit Agreement
                               ----------------
     risks as is customary in the industries in which the Borrower or such Subsidiary operates.

          (d)  Payment of Welfare Plans.  Pay, and cause each of its Material
               ------------------------
     Subsidiaries to pay, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post-retirement benefits under Welfare Plans for which the Borrower and its Material Subsidiaries are liable.

          (e)  Preservation of Corporate Existence, Etc.  Preserve and maintain,
               -----------------------------------------
     and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises;

     provided, however, that (i) the Borrower and its Material Subsidiaries may
     --------  -------
     consummate any transaction permitted under Section 6.02(b) and (ii) neither the Borrower nor such Subsidiary shall be required to preserve any right or franchise (other than the corporate existence of the Borrower) when, in the good faith business judgment of the Borrower, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Borrower.

          (f)  Visitation Rights.  At any reasonable time during normal business
               -----------------
     hours and upon reasonable prior notice and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (g)  Keeping of Books.  Keep, and cause each of its Subsidiaries to
               ----------------
     keep, proper books of record and account as are necessary to prepare Consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

          (h)  Maintenance of Properties, Etc.  Maintain and preserve, and cause
               -------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and



                               Credit Agreement
                               ----------------
condition, ordinary wear and tear excepted, except where failure to do so would not have a Material Adverse Effect.

          (i)  Reporting Requirements.  Furnish to the Lenders:
               ----------------------

               (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, quarterly condensed and consolidated balance sheets and consolidated statement of cash flows of the Borrower as of the end of such quarter and statements of income of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief accounting officer of the Borrower (or another appropriate officer of the Borrower designated by said chief accounting officer) and certificates as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.01(j) and (k), provided that in the event of any change in GAAP used in
                   --------
          preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 6.01(j) or (k), a statement of reconciliation conforming any information in such certificates with GAAP;

              (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, certificates as to compliance with the terms of this Agreement which are otherwise provided under clause (i) above at the end of each fiscal quarter other than the last fiscal quarter of the fiscal year and a copy of the annual report for such year for the Borrower, containing audited financial statements for such year certified by (a) Arthur Andersen LLP, (b) any other "Big Six" accounting firm or (c) other independent public accountants acceptable to the Required Lenders;

             (iii) as soon as possible and in any event within five days after the Borrower obtains notice of the occurrence of each Event of Default and each Default continuing on the date of such statement, a statement of the chief accounting officer of the Borrower setting forth details of such Event of Default or Default and the action which the Borrower has taken and proposes to take with respect thereto;

                               Credit Agreement
                               ----------------

              (iv) promptly after request therefor, copies of all regular and periodic financial and/or other reports which the Borrower may from time to time make available to any of its public security holders or bond holders;

               (v) promptly and in any event within 15 days after the Borrower or any ERISA Affiliate knows or should reasonably know that any ERISA Event has occurred with respect to which the liability or potential liability of the Borrower or any of its ERISA Affiliates exceeds or could reasonably be expected to exceed $10,000,000, a statement of a principal financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

              (vi) promptly and in any event within 10 Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;

             (vii) with respect to liabilities or potential liabilities of the Borrower or any of its ERISA Affiliates of $10,000,000 or more, promptly and in any event within 20 Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (1) or (2) above; and

            (viii) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries that any Lender through the Administrative Agent may from time to time reasonably request.

                               Credit Agreement
                               ----------------

          (j)  Minimum Net Worth.  Maintain, as at the last day of each fiscal
               -----------------
     quarter of the Borrower ending after the date hereof, a net worth of not less than:

               (i)  $500,000,000 minus
                                 -----

              (ii) the lesser of (x) the aggregate consideration paid by the Borrower in respect of the purchase by the Borrower of its common stock during the period from December 30, 1995 through and including the date of determination and (y) $200,000,000 plus
                                                         ----

             (iii) 25% of the cumulative Consolidated net income of the Borrower (if positive) for the fiscal years (if any) ended during the period from December 30, 1995 through and including the date of determination.

          (k)  Leverage Ratio.  Maintain, as at the last day of each fiscal
               --------------
     quarter of the Borrower ending after the date hereof, a Leverage Ratio of not greater than 4.0 to 1.0.

          (l)  Acquisition Documents.  Deliver to the Administrative Agent,
               ---------------------
     promptly after execution and delivery thereof or filing with the Securities and Exchange Commission, a true, correct and complete copy of each Acquisition Document and each amendment thereto and waiver thereunder.

          SECTION 6.02  Negative Covenants.  So long as any obligations under
                        ------------------
this Agreement or any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, unless the Required Lenders shall otherwise consent in writing:

          (a)  Liens, Etc.  Create, incur, assume or suffer to exist, or permit
               -----------
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

               (i)  Permitted Liens;

              (ii) Liens outstanding on July 12, 1996 and described on Schedule II ("Existing Liens"), and any renewal, extension or replacement (or
               --------------
          successive renewals, extensions or replacements) thereof which

                               Credit Agreement
                               ----------------
          does not encumber any property of the Borrower or its Subsidiaries other than (1) the property encumbered by the Lien being renewed, extended or replaced, (2) property acquired by the Borrower or its Subsidiaries in the ordinary course of business to replace property covered by Existing Liens, and (3) de minimis other property incidental to the property referred to in clause (1) or (2) above;

             (iii)  Purchase Money Liens;

              (iv) Liens on properties of (X) MVCI, any SLS Entity or any of their respective Subsidiaries, and (Y) MICC and any other Subsidiary of the Borrower principally engaged in the business of finance, banking, credit, leasing, insurance or other similar operations;

               (v) Liens on properties of Subsidiaries of the Borrower, which properties are located outside the United States of America;

              (vi)  Liens securing COLI Debt; and

             (vii) other Liens securing an aggregate principal amount of Indebtedness or other obligations not to exceed $300,000,000 at any time outstanding.

          (b)  Restrictions on Fundamental Changes.  Not, and not permit any of
               -----------------------------------
     its Material Subsidiaries to:

               (i)  merge or consolidate with or into, or

              (ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the property (whether now owned or hereafter acquired) of the Borrower and its Subsidiaries, taken as a whole, to, or

             (iii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions, and whether by or pursuant to merger, consolidation or any other arrangement), any property (whether now owned or hereafter acquired) essential to the conduct of the lodging group or contract services group of the Borrower and its Subsidiaries, taken as a whole, to, or

                               Credit Agreement
                               ----------------

              (iv) enter into any partnership, joint venture, syndicate, pool or other combination with,

     any Person, in each case unless:

               (w) no Default shall have occurred and then be continuing or would result therefrom, and

               (x)  in the case of a merger or consolidation of the Borrower,
          (1) the Borrower is the surviving entity or (2) the surviving entity expressly assumes by an amendment to this Agreement duly executed by such surviving entity all of the Borrower's obligations hereunder and under the other the Loan Documents in a manner satisfactory to the Administrative Agent and the Required Lenders.

          (c)  Transactions with Affiliates.  Enter into, or permit any of its
               ----------------------------
     Subsidiaries to enter into, any transaction with an Affiliate of the Borrower (other than the Borrower's Subsidiaries) that would be material in relation to the Borrower and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement, except on terms that are fair and reasonable to the Borrower and its Subsidiaries and on terms no less favorable to the Borrower or such Subsidiary (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate) than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (d)  Dividends, Etc.  Declare or make any dividend payment or other
               ---------------
     distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, in each case if, at the time thereof or after giving effect thereto, an Event of Default has occurred and is continuing.

          (e)  Change in Nature of Business.  Engage in, or permit any of its
               ----------------------------
     Subsidiaries to engage in, any business that is material to the Borrower and its Subsidiaries, taken as a whole, that is not carried on by the Borrower or its Subsidiaries as of the Closing Date (or directly related to

                               Credit Agreement
                               ----------------
     a business carried on as of such date) and which would have a Material Adverse Effect.

          (f)  Accounting Changes.  Make or permit, or permit any of its
               ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

          (g)  Margin Stock.  Permit more than 25%, after applying the proceeds
               ------------
     of each Loan, of the value of the assets of the Borrower and its Subsidiaries (as determined in good faith by the Borrower) that are subject to Section 6.02(a) or Section 6.02(b) to consist of or be represented by Margin Stock.

          (h)  Amendments to Tender Offer, Etc.  (i) Make any amendment to or
               --------------------------------
     other modification of the Tender Offer or any of the Acquisition Documents, in each case other than a Permitted Modification, without the prior written consent of the Required Lenders; or (ii) make any reference in the Tender Offer Materials to this Agreement, to Citibank or to any other Person in its capacity as Lender or agent hereunder, without the prior consent of the Person so referred to, such consent not to be unreasonably withheld or delayed.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

          SECTION 7.01.  Events of Default.  If any of the following events
                         -----------------
("Events of Default") shall occur and be continuing:
-------------------

          (a) (i) The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or (ii) the Borrower shall fail to pay any interest on any Loan, or any other payment under any Loan Document, for a period of three Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                               Credit Agreement
                               ----------------

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.01(j) or (k) or in Section 6.02(b), (c), (d), (e), (g) or (h), or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or

          (d) The Borrower or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Indebtedness evidenced by the Notes and Non-Recourse Indebtedness) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in connection with the sale of the sole asset or all assets securing such Indebtedness), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that if there is acceleration
                              --------  -------
     or an event permitting acceleration of any Indebtedness which is included under this clause (d) solely because of a Guarantee by the Borrower or one of its Material Subsidiaries, an Event of Default will not exist under this clause (d) so long as the Borrower or such Material Subsidiary, as the case may be, fully performs its obligations in a timely manner under such Guarantee upon demand therefor by the beneficiary thereof; or

          (e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due,

                               Credit Agreement
                               ----------------
     or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (g)  A Change of Control shall occur; or

          (h) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower or any ERISA Affiliate related to such ERISA Event) exceeds $20,000,000; or

          (i) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts

                               Credit Agreement
                               ----------------
     required to be paid to Multiemployer Plans by the Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $20,000,000 or requires payments exceeding $10,000,000 per annum; or

          (j) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $20,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of
          --------  -------
an order for relief with respect to the Borrower or any of its Material Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                               Credit Agreement
                               ----------------

                                 ARTICLE VIII

                         THE ADMINISTRATIVE AGENT, ETC.

          SECTION 8.01.  Authorization and Action.  Each Lender hereby appoints
                         ------------------------
and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the
                                                   --------
Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 8.02.  Reliance, Etc.
                         --------------

          (a) None of the Administrative Agent, any Managing Agent or Documentation Agent or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this

                               Credit Agreement
                               ----------------

Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          (b) No Managing Agent, as such, or Documentation Agent, as such, shall have any duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

          SECTION 8.03.  Citibank and Affiliates.  With respect to its
                         -----------------------
respective Commitment, the Loans made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Administrative Agent, and without any duty to account therefor to the Lenders.

          SECTION 8.04.  Lender Credit Decision.  Each Lender acknowledges that
                         ----------------------
it has, independently and without reliance upon the Administrative Agent, any Managing Agent or Documentation Agent or any other Lender and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Managing Agent or Documentation Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05.  Indemnification.  The Lenders agree to indemnify the
                         ---------------
Administrative Agent and each Managing Agent and Documentation Agent (in each case to the extent not reimbursed by

                               Credit Agreement
                               ----------------
the Borrower), ratably according to their respective pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent or any Managing Agent or Documentation Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent or any Managing Agent or Documentation Agent under this Agreement in their respective capacities as an agent hereunder, provided that no
                                                                --------
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or any Managing Agent's or Documentation Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent and each Managing Agent and Documentation Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees but excluding normal administrative expenses expressly excluded under Section 9.04(a)) incurred by the Administrative Agent, such Managing Agent or such Documentation Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent, such Managing Agent or such Documentation Agent is not reimbursed for such expenses by the Borrower as required under Section 9.04(a).

          SECTION 8.06.  Successor Administrative Agent.  The Administrative
                         ------------------------------
Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be an Eligible Assignee and a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent

                               Credit Agreement
                               ----------------
hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01.  Amendments, Etc.  No amendment or waiver of any
                         ----------------
provision of this Agreement or the Revolving Loan Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver
                                  --------  -------
or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 4.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Loan Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Loan Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Loan Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 9.01; and

provided further that (1) no amendment, waiver or consent shall, unless in
-------- -------
writing and signed by the Administrative Agent, a Documentation Agent or a Managing Agent, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent, such Documentation Agent or such Managing Agent, as the case may be, under this Agreement or any Note and (2) no amendment, waiver or consent shall, unless in writing and signed by a Lender that has made a Competitive Bid Loan, in addition to the Lenders required above to take such action, affect the rights or duties of such Lender in respect of such Competitive Bid Loan.

                               Credit Agreement
                               ----------------

          SECTION 9.02.  Notices, Etc.  All notices and other communications
                         -------------
provided for hereunder shall be in writing (including telecopy, telegraphic, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to the Borrower, to its address at 10400 Fernwood Road, Bethesda, Maryland 20817, Attention: Assistant Treasurer, Dept. 52/924.11, with a copy to the same address, Attention: Assistant General Counsel - Corporate Finance, Dept. 52/923; if to any Bank, to its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, to its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Administrative Agent, at its address at 1 Court Square, Long Island City, New York 11120, Attention: Lei Tang (or her successors), telephone number (718) 248-4490, telecopier number (718) 248-4844; or to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telegraph, telecopy, telex or cable, be effective when the same is telegraphed, telecopied and receipt thereof is confirmed by telephone or return telecopy, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent.

          SECTION 9.03.  No Waiver; Remedies.  No failure on the part of any
                         -------------------
Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04.  Costs and Expenses.
                         ------------------

          (a) The Borrower agrees to pay, whether or not any of the transactions contemplated hereby are consummated, on demand (x) all reasonable costs and expenses in connection with the preparation (excluding normal travel and related expenses

                               Credit Agreement
                               ----------------
incurred by the personnel of the Administrative Agent), execution, delivery, administration (excluding those which are customarily borne by the Administrative Agent), modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, and (y) the reasonable fees and expenses of counsel to the Administrative Agent and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all reasonable expenses of the Lenders (including, without limitation, reasonable counsel (including, without duplication, internal counsel) fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Managing Agent and Documentation Agent, each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims,
                        -----------------
damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, the Basic Documents, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with Acquisition, the Basic Documents, the proposed or actual use of the proceeds of the Loans or any of the other transactions contemplated hereby, whether or not such investigation, litigation or proceeding is brought by the Borrower, its shareholders or creditors or an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto and whether or not the Acquisition or the other transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

          (c) If (i) any payment of principal of any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Section 3.03 or acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, or (ii) the

                               Credit Agreement
                               ----------------

Borrower gives notice of a Loan conversion pursuant to Section 2.07(c), then the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Revolving Loan.

          SECTION 9.05.  Right of Set-off.  Upon (i) the occurrence and during
                         ----------------
the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 7.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits at any account with respect to which such account states that the Borrower is acting in a fiduciary capacity) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the
             --------
validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          SECTION 9.06.  Binding Effect.  This Agreement shall become effective
                         --------------
when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Managing Agent, each Documentation Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                               Credit Agreement
                               ----------------

          SECTION 9.07.  Assignments and Participations.
                         ------------------------------

          (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that:
                                   --------  -------

            (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Competitive Bid Loans or Competitive Bid Loan Notes),

           (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,

          (iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to a Subsidiary of the assigning Lender or to a Subsidiary of the bank holding company of which the assigning Lender is a Subsidiary) the Borrower and the Administrative Agent shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed),

           (iv) after giving effect to such assignment, the assigning Lender (together with all Affiliates of such Lender) shall continue to hold no less than 25% (or, in the case of Citibank, 12.5%) of its original Commitment hereunder and of the Loans owing to it, unless the Borrower shall otherwise agree, and

            (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $2,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the

                               Credit Agreement
                               ----------------

Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance.

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, any Managing Agent or Documentation Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time (the "Register"). The entries in the
                                              --------
Register shall be conclusive and binding for all purposes,

                               Credit Agreement
                               ----------------
absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Borrower with a copy of the Register upon request.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Loan Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (1) accept such Assignment and Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Revolving Loan Note or Notes a new Revolving Loan Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Revolving Loan Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Revolving Loan Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Loan Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-l hereto. Such surrendered Revolving Note or Notes shall be marked "canceled" and shall be returned promptly to the Borrower.

          (e) Each Lender may sell participations to one or more banks or other entities in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's
                                      --------  -------
obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the parties to each such participation shall execute a participation

                               Credit Agreement
                               ----------------
agreement in substantially the form of the Participation Agreement, and (vi) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Loan or Loans in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder. Each Lender shall provide the Borrower with a list of entities party to all Participation Agreements with such Lender upon request.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided
                                                                       --------
that, prior to any such disclosure of Confidential Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to (i) preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender and (ii) be bound by the provisions of
Section 9.10.

          (g) Notwithstanding any other provision in this Section 9.07, no Lender may assign its interest to an Eligible Assignee if, as of the effective date of such assignment, such assignment would increase the amount of taxes or increased costs payable under Sections 2.10 or 3.03, respectively.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Administrative Agent or the Borrower create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          (i) Notwithstanding Sections 9.07(a) and (e), Citibank may not assign, or sell participations in, all or any portion of its rights or obligations under this Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it or the Note or Notes held by
it) without the

                               Credit Agreement
                               ----------------

Borrower's prior consent until the date (the "Specified Date") that is the
                                              --------------
earlier of the date on which the initial Loan is made and June 30, 1997. Although Citibank may assign or sell participations in its rights and obligations hereunder (to the extent otherwise permitted hereunder) on and as of the Specified Date, Citibank's obligation hereunder to make the initial Loan in the full amount of the Commitments shall not in any way be affected by the occurrence (or failure to occur) of any such assignment or participation, provided that Citibank's obligation hereunder to fund the initial Loan as
--------
aforesaid shall be reduced by the amount, if any, of Loans actually timely made by the other Lenders on the date of the initial Loan. This Section 9.07(i) shall be of no force and effect at any time after the Specified Date.

          SECTION 9.08.  Governing Law.  This Agreement and the Notes shall be
                         -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 9.09.  Execution in Counterparts.  This Agreement may be
                         -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.10.  Confidentiality.  None of the Administrative Agent, any
                         ---------------
Managing Agent or Documentation Agent or any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Person's Affiliates and their officers, directors, employees, agents, counsel, auditors and advisors of such Person or such Person's Affiliates, (b) to a proposed assignee or to a proposed participant; provided that prior to any such disclosure, the proposed assignee or the
--------
participant shall deliver to the Borrower a written agreement to preserve the confidentiality of any Confidential Information to the extent required by this Agreement, and then only on a confidential basis, (c) as required by any law, rule or regulation or judicial process and (d) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking or any aspects of any Lender's activities.

                               Credit Agreement
                               ----------------

          SECTION 9.11.  Jurisdiction, Etc.
                         ------------------

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.12.  WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE
                         --------------------
ADMINISTRATIVE AGENT, THE MANAGING AGENTS AND DOCUMENTATION AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS OR DOCUMENTATION AGENTS OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                               Credit Agreement
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              MARRIOTT INTERNATIONAL, INC.



                              By /s/ Raymond G. Murphy
                                ---------------------------------
                                Title: Sr. Vice President and
                                       Treasurer


                              Administrative Agent
                              --------------------

                              CITIBANK, N.A.,
                                as Administrative Agent



                              By /s/ Stuart Miller
                                ---------------------------------
                                Title: Vice President


Commitment                    Banks
----------                    -----


$400,000,000.00               CITIBANK, N.A.



                              By /s/ Stuart Miller
                                ---------------------------------
                                Title: Vice President


$400,000,000.00               Total of the Commitments


                               Credit Agreement
                               ----------------